Exhibit 99.1

KID CASTLE EDUCATIONAL CORPORATION ANNOUNCES
CONSUMMATION OF REVERSE/FORWARD STOCK SPLIT
AND GOING PRIVATE TRANSACTION

Taipei, Taiwan – March 29, 2010 – Kid Castle Educational Corporation (the “Company”) (Pink Sheets: KDCE.PK) announced today that on March 25, 2010, it filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of Florida to effect a 5,000 for 1 reverse stock split of the Company’s common stock (the “Common Stock”), followed immediately by a 1 for 5,000 forward stock split of the Common Stock with a mandatory cash out (the “Transaction”).  The Transaction took effect at 5:00 p.m. (Eastern Time) on March 25, 2010 (the “Effective Date”).

The Transaction and the reasons for it are described in detail in the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2010.

As a result of the Transaction, stockholders owning fewer than 5,000 shares of Common Stock as of the Effective Date are entitled to receive from the Company $0.18 in cash for each pre-combined share of Common Stock.  Stockholders owning more than 5,000 shares of Common Stock immediately prior to the Transaction continue to own the same number of shares of Common Stock as they did immediately prior to the Transaction.

Stockholders who are to be cashed out as a result of the Transaction will be notified by the Company’s transfer agent, Securities Transfer Corporation, and receive instructions regarding the exercise of their stock for cash.

Based upon information available to the Company, the Transaction reduced the number of record holders of the Company’s common stock to fewer than 300.  Upon filing the Form 15, in the absence of action by the SEC, the Company will no longer be required to file periodic reports with the SEC, including annual reports on Form 10-K and quarterly reports on Form

10-Q, and the Company will no longer be subject to the SEC’s proxy statement delivery requirements or the requirements of the Sarbanes-Oxley Act of 2002.

The Company’s common stock is currently quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities.  The Company gives no assurances that trading in its stock will continue on the Pink Sheets or in any other form.

About Kid Castle Educational Corporation

The Company, based in Taipei, Taiwan, provides English language instruction and educational services to children in the People’s Republic of China and Taiwan.  The Company offers classroom-based courses and tutoring services through company-operated locations, co-operating schools, and independent franchises, and provides educational services via the Internet.

The Company also publishes, distributes, and sells teaching materials, including books, magazines, audio and video tapes, and compact discs to franchised schools, kindergartens, and elementary schools.  Additionally, the Company provides management and consulting services to franchised kindergarten and language schools, and sells educational tools and equipment.  The Company primarily focuses on children between the ages of two and twelve.  As of March 2010, the Company has taught, or provided educational materials for, approximately 1,460,000 students at approximately 7,550 locations.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbors created thereby.  The forward-looking statements contained in this press release are based upon various assumptions, and certain risks and uncertainties could cause actual results to differ materially from those stated.  For further details and a discussion of these risks and uncertainties, see the Company’s filings under the Exchange Act, including the Definitive Information Statement on Schedule 14C filed with the SEC on February 24, 2010, and the Transaction Statement on Schedule 13E-3/A filed with the SEC on the date hereof.  The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Emma Tseng
Finance Manager
Kid Castle Educational Corporation
886-2-2218-8996 Ext. 210
emma@kidcastle.com